As filed with the Securities and Exchange Commission on July 12,
1999
                                   Registration No. 333-_______
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


             FRANKLIN FINANCIAL SERVICES CORPORATION
     (Exact name of registrant as specified in its charter)

          Pennsylvania                             0-12126
(State or other jurisdiction of             (Commission File No.)
incorporation or organization)
                                                 25-1440803
                                              (I.R.S. Employer
                                           Identification Number)

   20 South Main Street, Chambersburg, Pennsylvania 17201-0819
   (Address of Principal Executive Offices Including Zip Code)

               FARMERS AND MERCHANTS TRUST COMPANY
                       PROFIT-SHARING PLAN
     (Exact name of registrant as specified in its charter)

             Franklin Financial Services Corporation
   20 South Main Street, Chambersburg, Pennsylvania 17201-0819
            (Address of Principal Executive Offices)

               FARMERS AND MERCHANTS TRUST COMPANY
                       PROFIT-SHARING PLAN
                    (Full title of the Plan)

                        Elaine G. Meyers
                     Chief Financial Officer
   20 South Main Street, Chambersburg, Pennsylvania 17201-0819
                         (717) 264-6116
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


               CALCULATION OF REGISTRATION FEE(1)

                              Proposed   Proposed
Title of each                 Maximum    Maximum     Amount
Class of          Amount      Offering   Aggregate   of
Securities to      to be      Price per  Offering    Registration
Registered     Registered(2)   Share(2)    Price     Fee
  <PAGE 1>
Common           100,000       $ 29.75   $2,975,000      $828
Stock,           shares
par value
$1.00 per
share
________________________

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low sale prices of such securities on the NASDAQ National Market on July 8, 1999, which date is within five business days prior to filing.

  <PAGE 2>

                             PART II

          This Registration Statement relates to 100,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Franklin Financial Services Corporation (the "Registrant" or the "Company"), being registered for use under Farmers and Merchants Trust Company Profit-Sharing Plan (the "Plan").

Item 3.   Incorporation of Documents by Reference

          The following documents previously filed by the Registrant with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

          (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

          (iii)  the Annual Report on Form 11-K of the Plan filed
June 29, 1999.

          All Documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

Authorized Capital Stock

          Franklin Financial Services Corporation's authorized capital stock consists of 5,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), and 5,000,000 shares of no par value stock (the "Blank Check Stock"). The Board of Directors of the Company has the authority to issue shares of the Blank Check Stock in one or more classes or series as common or preferred stock and to establish by resolution the voting rights, conversion rights, redemption rights, and dividend and liquidation rights and preferences, if any, of any such class or series.

Cumulative Voting

          Except as provided in any resolution adopted by the Board of Directors of the Company establishing the terms of any class or series of Blank Check Stock, each outstanding share of capital stock of the Company is entitled to one vote on all matters presented to the shareholders. No shareholder of the
<PAGE 3> Company may cumulate his or her votes for the election of directors of the Company.

Amendment of Articles or Bylaws

          Unless the Board of Directors has previously approved an amendment to the Articles of Incorporation of the Company, such amendment to the Articles of Incorporation must be approved by the holders of two-thirds of the outstanding shares entitled to vote. If the amendment was previously approved by the Board of Directors, then only the affirmative vote of the holders of a majority of the outstanding shares entitled to vote is necessary to approve such amendment.

          The Board of Directors of the Company has the power to amend the Bylaws of the Company, subject to the right of shareholders of the Company to amend, repeal, or alter any provision of the Bylaws by an affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote.

Antitakeover Provisions

          Certain provisions of the Company's Articles of Incorporation may have the effect of deterring an unsolicitated tender offer for the Company's stock or a proxy contest to obtain control of the Company's Board of Directors. Certain of these provisions are summarized below.

          The Articles of Incorporation of the Company provide that the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote is required to approve any merger or consolidation of the Company with or into another corporation or any dissolution of the Company, unless such action was approved in advance by the Board of Directors of the Company. If such action was approved in advance by the Board of Directors, then the affirmative vote of the holders of only a majority of the outstanding shares entitled to vote is required to approve any such merger, consolidation or dissolution.

          The Articles of Incorporation of the Company provide that if any person or corporation (an "Interested Shareholder") shall acquire beneficial ownership of 50% or more of the outstanding Common Stock of the Company, then the Company shall within 30 days offer in writing to redeem all or any shares of Common Stock of the Company held by any shareholder of the Company, except the Interested Shareholder, at a price equal to the greatest of:

          (1) the highest price paid by the Interested Shareholder for any share of the Company's Common Stock during the 12 month period preceding the date of such redemption offer (the "Offer Date");
  <PAGE 4>
          (2) the highest market price for the Company's Common Stock on any trading day during the 12 month period preceding the Offer Date; or

          (3)  the book value per share of the Company's Common
Stock as reported in its statement of condition for the quarterly period immediately preceding the Offer Date.

          The Company is not required to make such redemption offer if the Board of Directors approved the acquisition by the Interested Shareholder of 50% or more of the Company's Common Stock prior to the Interested Shareholder's acquisition of beneficial ownership of 5% or more of the Company's outstanding Common Stock.

          In addition, in determining whether to oppose any tender offer for the Company's outstanding stock, the Board of Directors may consider the effect of such offer on the Company's employees, customers and depositors and the communities served by the Company and its subsidiaries.

Staggered Board

          The Company's Bylaws provide that the Board of Directors shall be divided into three classes, with one class of directors being elected each year. Accordingly, any person who desires to acquire control of the Board of Directors through a proxy contest must wait for two years to elect a majority of the Directors.

Item 5.   Interests of Named Experts and Counsel

          None.

Item 6.   Indemnification of Directors and Officers

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The Bylaws of the Registrant provide for
(1) indemnification of directors, officers, employees and agents
<PAGE 5> of the registrant and its subsidiaries and (2) the
elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Item 7.   Exemption from Registration Claims

          Not Applicable.

Item 8.   Exhibits

           4.1 Farmers and Merchants Trust Company Profit-Sharing
               Plan.

           4.2 Articles of Incorporation of Franklin Financial
               Services Corporation (Incorporated by Reference to
               Exhibit 4 to Franklin Financial Services
               Corporation's Registration Statement on Form S-8
               (No. 33-36509)).

           4.3 Bylaws of Franklin Financial Services Corporation
               (Incorporated by Reference to Exhibit 4 to
               Franklin Financial Services Corporation's
               Registration Statement on Form S-8 (No. 33-
               36509)).

           5.1 Opinion of Stevens & Lee regarding legality of shares.

          23.1 Consent of Stevens & Lee (included in
               Exhibit 5.1).

          23.2 Consent of Arthur Andersen LLP.

The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner in order to obtain a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code and to make any changes in the Plan required by the IRS in order to issue such a determination letter.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
                         Section 10(a)(3) of the Securities Act
                         of 1933;

                   (ii)  To reflect in the prospectus any facts
                         or events arising after the effective
                         <PAGE 6> date of the Registration
                         Statement (or the most recent post-
                         effective amendment thereof) which,
                         individually or in the aggregate,
                         represent a fundamental change in the
                         information set forth in the
                         Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  <PAGE 7>
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  <PAGE 8>
                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on July 8, 1999.

                              FRANKLIN FINANCIAL SERVICES
                              CORPORATION

                              By:/s/William E. Snell, Jr.
                                   William E. Snell, Jr.
                                   President and Chief
                                   Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on July 7, 1999.

                              FARMERS AND MERCHANTS TRUST COMPANY
                              PROFIT SHARING PLAN

                              By:  Plan Administrative Committee,
                                   as Plan Administrator

                              By:/s/Deborah M. Kepics
                                   Deborah M. Kepics,
                                   Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                Date

/s/William E. Snell, Jr.  President; Director  July 8, 1999
William E. Snell, Jr.     (Chief Executive
                          Officer)

/s/Elaine G. Meyers       Treasurer and Chief  July 7, 1999
Elaine G. Meyers          Financial Officer
                          (Chief Financial and
                          Accounting Officer)

/s/Jay L. Benedict, Jr.   Chairman of the      July 8, 1999
Jay L. Benedict, Jr.      Board and Director
  <PAGE 9>
/s/Robert G. Zulliner     Vice Chairman and    July 8, 1999
Robert G. Zullinger       Director

/s/Charles S. Bender II   Executive Vice       July 8, 1999
Charles S. Bender II      President and
                          Director

/s/G. Warren Elliott      Director             July 8, 1999
G. Warren Elliott

                          Director             July __, 1999
Omer L. Eshleman

/s/Donald A. Fry          Director             July 8, 1999
Donald A. Fry

                          Director             July __, 1999
Dennis W. Good, Jr.

/s/H. Huber McCleary      Director             July 8, 1999
H. Huber McCleary

/s/Jeryl C. Miller        Director             July 8, 1999
Jeryl C. Miller

/s/Stephen E. Patterson   Director             July 8, 1999
Stephen E. Patterson

/s/Charles M. Sioberg     Director             July 8, 1999
Charles M. Sioberg

/s/Martha B. Walker       Director             July 8, 1999
Martha B. Walker

  <PAGE 10>